                                                                    EXHIBIT 11.1































Tiffany & Co. Report on Form 10-K FY 1993

Item 6.                      TIFFANY & CO. AND SUBSIDIARIES

EXHIBIT 11           STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                          (in thousands, except per share data)




                                                                            Years Ended
                                                         ------------------------------------------------
                                                         January 31,          January 31,      January 31,
                                                          1994                   1993             1992
                                                         --------             -----------      -----------
PRIMARY EARNINGS PER SHARE:
Income/(loss) before cumulative effect
   of accounting change on which
   primary earnings per share
   are based                                             $(10,242)               $15,712           $31,805

Cumulative effect of accounting
   change for postretirement
   benefits other than pensions,
   net of tax effect of $4,625                                  -                      -            (6,335)
                                                         --------                -------            ------

Net income/(loss) on which primary
   earnings per share are based                          $(10,242)               $15,712           $25,470
                                                         ========                =======           =======
Weighted average number of shares on
 which primary earnings are based                          15,781                 15,786            15,835
                                                         ========                =======           =======
Primary income/(loss) per common share
 before cumulative effect of
 accounting change                                       $  (0.65)               $  1.00           $  2.01


Cumulative effect of accounting
 change for postretirement benefits
 other than pensions                                            -                      -             (0.40)
                                                         --------                -------           -------

Primary income/(loss) per common share                   $  (0.65)               $  1.00           $  1.61
                                                         ========                =======           =======

                                                                             Years Ended
                                                         ----------------------------------------------------
                                                         January 31,          January 31,        January 31,
                                                             1994                1993                1992
                                                         -----------          -----------        -----------
FULLY DILUTED EARNINGS PER SHARE:
Income/(loss) before cumulative effect
  of accounting change on which primary
  earnings per share are based                            $(10,242)              $15,712             $31,805

  Add:
   Interest and fees on convertible
   subordinated debt, net of
   applicable income taxes                                   1,844                 1,945               1,670
                                                          --------               -------              ------

Income/(loss) before cumulative effect of
   accounting change on which fully
   diluted earnings per share are based                     (8,398)               17,657              33,475

Cumulative effect of accounting
  change for postretirement benefits
  other than pensions, net of tax
  effect of $4,625                                               -                     -              (6,335)
                                                          --------               -------             -------

Net income/(loss) on which fully diluted
  earnings per share are based                            $ (8,398)              $17,657             $27,140
                                                          ========               =======             =======

Weighted average number of common
  shares used in calculating
  fully diluted earnings per share                          15,781                15,786              15,835

   Shares assumed upon conversion
   of convertible debt, using the
   "if converted" method                                       893                   893                 783
                                                          --------                ------             -------

Weighted average number of shares
    used in calculating fully diluted
    earnings per share                                      16,674                16,679              16,618
                                                          ========                ======             =======

Fully diluted income/(loss) per common
  share before cumulative effect of
  accounting change                                       $  (0.65)              $  1.00             $  2.01

Cumulative effect of accounting
  change for postretirement
  benefits other than pensions                                   -                     -               (0.40)
                                                          --------               -------             -------

Fully diluted net income/(loss) per
  common share                                            $  (0.65)              $  1.00             $  1.61
                                                          ========               =======             =======


NOTE: As a result of the 6 3/8% Convertible Subordinated Debenture's dilutive effect in future periods, fully diluted earnings per share reflects the weighted average number of common shares outstanding under the "if converted" method which assumes conversion as of the bond issuance date of the Debentures. Since the "if converted" method had no effect on fully diluted earnings per share (anti-dilutive) for the years ending January 31, 1994, 1993 and 1992 primary earnings per share was used for financial statement presentation purposes.